Exhibit 99.1

August 26, 2008

Orbitz Worldwide, Inc.

500 West Madison Street, Suite 1000

Chicago, IL 60661

Ladies and Gentlemen:

We hereby consent to the use of our name and PhoCusWright’s U.S. Online Travel Overview Seventh Edition report for use in the Annual Report on Form 10-K/A for the Fiscal Year Ended December 31, 2007 of Orbitz Worldwide, Inc.

PhoCusWright, Inc.

By:	/s/ Lorraine Sileo
Name:	Lorraine Sileo
Title:	Vice President, Research

PhoCusWright Inc. • 1 Route 37 East, Suite 200 • Sherman, CT 06784-1430 USA • +1 860 350-4084 • f: +1 860 354-3112 • phocuswright.com